PRESS RELEASE

Exhibit 99.1

President, Autoliv Americas to Resign

(Stockholm, Sweden, June 26, 2026) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, today announced that Kevin Fox has notified the Company that he is resigning as the President, Autoliv Americas for personal reasons. He remains in his current position through August 31, 2026, and thereafter will serve as executive senior advisor to the CEO through February 28, 2027, to support with the transition to his successor, unless otherwise agreed by the parties.

Mikael Bratt, President and CEO of the Company, said: “We sincerely thank Kevin for his 30 years of service to Autoliv, both in the United States and in Brazil, including particularly the six years he served on the Executive Management Team. Kevin has built a great team which will continue to drive the division’s performance. He will be missed and we wish him the best as he retires and turns his focus to personal priorities.”

Mr. Fox joined Autoliv in 1996 and has held the position as President, Autoliv Americas since June 2020. Mr. Fox stated: ”It has been my privilege to lead the Autoliv Americas division and team. I am proud to have served much of my career in Autoliv, and it is with some sadness that I have made this decision to retire and focus on personal pursuits. I leave with deep appreciation for what we have created together, and I wish Autoliv all the best as they continue to be fully aligned with and execute on Autoliv’s vision and strategy.”

The recruitment process for the successor President, Autoliv Americas will be launched immediately. Mr. Anthony Nellis, EVP Legal Affairs, General Counsel, and Secretary, will serve as the acting President, Autoliv Americas after August 31, 2026 until a successor is appointed. Mr. Nellis is a member of the Executive Management Team, his primary office is located at the Autoliv Americas headquarters, and he is well prepared to lead the Americas division during this transition given his prior experience as a member of the Americas leadership team.

Inquiries:

Investors & Analysts:

Anders Trapp, Tel +46 709 578 171, Henrik Kaar, Tel +46 709 578 114

Media: media@autoliv.com

Gabriella Etemad, Tel +46 70 612 64 24, Emelie Ericson, Tel +46 70 957 81 35

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world, as well as mobility safety solutions, such as commercial vehicles and electrical safety solutions. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2025, our products saved approximately 40,000 lives and reduced around 600,000 injuries.

We have operations in 25 countries, and we drive innovation, research, and development at our 13 technical centers. Our 64,000 employees are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. Sales in 2025 amounted to $10.8 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 58720600

forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 58720600